Exhibit 1.01

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CONFLICT MINERALS REPORT OF

THOR INDUSTRIES, INC.

IN ACCORDANCE WITH RULE 13p-1

UNDER THE SECURITIES EXCHANGE ACT OF 1934

Thor Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9235 (Commission File Number)	93-0768752 (IRS Employer Identification No.)

601 East Beardsley Avenue, Elkhart, Indiana (Address of Principal Executive Offices)	46514-3305 (Zip Code)

W. Todd Woelfer Senior Vice President, General Counsel and Corporate Secretary	(574) 970-7460

 (Name and telephone number, including area code, of the person to contact in connection with this report.)

I.	Introduction

This is the Conflict Minerals1 Report (the “Report”) of Thor Industries, Inc. (“Thor”, the “Company”, “we”, “us”, or “our”) prepared for calendar year 2016 in accordance with Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934 (the “Act”). Numerous terms in this Report are defined in the Rule and Form SD and the reader is referred to those sources and to Release No. 34-67716 (August 22, 2012) of the Act for such definitions.

Thor, through its operating subsidiaries, manufactures a wide range of towable and motorized recreational vehicles that are sold to independent dealers primarily in the United States and Canada. For calendar year 2016, our recreational vehicle operating subsidiaries include Airstream, Inc., Bison Horse Trailers, LLC dba Bison Coach, Cruiser RV, LLC, DRV, LLC, DS Corp. dba CrossRoads RV, Heartland Recreational Vehicles, LLC, Jayco, Inc., KZRV, L.P., Keystone RV Company, Thor Livin’ Lite, Inc. dba Livin’ Lite RV, Inc., and Thor Motor Coach, Inc. Thor is also the sole member of Postle Operating, LLC, a producer of extruded aluminum and specialized components for the recreational vehicle and other industries. As Thor acquired Jayco, Inc. on June 30, 2016 (the “Acquisition Date”), this Report only includes Jayco, Inc.’s activities subsequent to the Acquisition Date. For the purpose of this Report, any reference to products manufactured by or suppliers of Thor shall include those products manufactured by and suppliers of Thor’s operating subsidiaries.

Thor’s marketplace is not dominated by publicly traded entities and, as such, is relatively unsophisticated in matters involving rules issued by the Securities and Exchange Commission. This reality of our supply chain offered additional challenges to the implementation of Thor’s Conflict Minerals program.

In accordance with the Rule, Thor undertook efforts to determine whether the necessary Conflict Minerals in our products were sourced from the DRC or a Covered Country. We designed our efforts in conformity with the internationally recognized due diligence framework in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas 2 (“OECD Due Diligence Guidance”) and related Supplements.

Thor’s efforts also utilized multi-industry initiatives with the smelters and refiners of minerals who may provide those minerals to companies in Thor’s supply chain. Thor, as a purchaser of component parts, is many steps removed from the mining of Conflict Minerals; Thor does not purchase raw ore or unrefined Conflict Minerals, and does no purchasing directly in the Covered Countries.

The statements below are based on the due diligence activities performed to date and in good faith by Thor and are based on the infrastructure and information available at the time of this filing.  There are factors that could affect the accuracy of these statements, which factors include, but are not limited to, incomplete supplier data or available smelter data, errors or omissions by suppliers or smelters, evolving definition and confirmation of smelters, incomplete information from industry or other third-party sources, continuing guidance regarding the SEC final rules, and other issues.

II.	Design of Due Diligence Measures

Thor designed its overall Conflict Minerals program based on the five-step framework of the OECD Due Diligence Guidance, the Supplement on Tin, Tantalum, and Tungsten, and the Supplement on Gold.

Thor’s implementation of the five-step framework consists of the following overarching steps, which are discussed in further detail in Section III.

1 The term “conflict mineral” is defined in Section 1502(e)(4) of the Act as (A) columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted); cassiterite (the metal ore from which tin is extracted); gold; wolframite (the metal ore from which tungsten is extracted); or their derivatives; or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo (the “DRC”) or an adjoining country (collectively, the “Conflict Minerals”).

2 OECD (2013), OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, OECD Publishing.

http://www.oecd.org/corporate/mne/GuidanceEdition2.pdf

Step 1:	Establish strong company management systems
Step 2:	Identify and assess risks in the supply chain
Step 3:	Design and implement a strategy to respond to identified risks
Step 4:	Carry out independent third-party audit of smelter/refiner's due diligence practices
Step 5:	Report annually on supply chain due diligence

III.	Due Diligence Measures Performed by Thor

The following describes the measures taken to reasonably determine the country of origin and to exercise due diligence in the mineral supply chain in conformance with the OECD Due Diligence Guidance.

Step 1:	Establish strong company management systems

a.	Conflict Minerals Policy – Thor adopted and implemented a Conflict Minerals Policy. It is periodically reviewed and will be updated, if necessary.
b.	Conflict Minerals Team – We gathered a Conflict Minerals team consisting of Legal, Finance (including Purchasing), and Information Technology members with decision-making authority to manage the data collection, review, and reporting processes and educated internal team members about Conflict Minerals disclosure requirements.
c.	Supplier Engagement – Thor provided its Conflict Minerals Policy and educational materials to our Vendors (as defined below). Our Vendors were also provided information on the Conflict Minerals disclosure requirements as well as recommendations for developing, implementing, and documenting a Conflict Minerals compliance program.
d.	Engagement – Thor engaged Conflict Minerals subject matter experts to assist with the due diligence and reporting process.
e.	Records Management – Thor is maintaining its records relating to its Conflict Minerals program in accordance with the recommended record retention guidelines of five (5) years.

Step 2:	Identify and assess risks in the supply chain

We performed the following steps as part of our risk assessment process:

a.	Identify Products in Scope – We worked closely with our subsidiaries to identify direct vendors and suppliers (our “Vendors”) that provide products potentially containing Conflict Minerals to such subsidiaries.
b.	Conduct Reasonable Country of Origin Inquiry (“RCOI”)
i.	Thor contracted with iPoint’s Conflict Minerals Platform (“iPoint”) to automatically collect and manage Conflict Minerals declarations as a way to increase the number and completeness of the Vendors’ responses.
ii.	We processed the Vendor contact information and products lists provided to Thor by each subsidiary on a monthly or quarterly basis, as applicable, and input such information into iPoint’s database (the “iPoint Database”) for the purpose of tracking the Vendors, the Vendors’ products, our contact efforts with each Vendor, and the Vendors’ responses.
iii.	We contacted those Vendors for which we did not already have the appropriate contact information by mail to determine an appropriate contact name and e-mail address to which to send our Conflict Mineral requests and added such contact information into the iPoint Database. We followed up with those Vendors multiple times when we failed to receive a response to our request for contact information.
iv.	Through iPoint, we requested that Vendors (a) create an account with iPoint’s online portal if they had not already done so in previous years and (b) input information concerning the applicable Vendor’s products and the conflict status of the minerals contained in such products. The iPoint online portal is provided free to our Vendors for the Basic platform. For those Vendors that chose not to create an account with iPoint, we requested that such Vendors complete and return a Conflict Minerals Reporting Template (“CMRT”) available from the Conflict-Free Sourcing Initiative (“CFSI”) website.
v.	We directed our Vendors to pass our request up the supply chain if the Vendor is not the manufacturer of the underlying product.

vi.	For those Vendors that chose not to create an account with iPoint, we verified the completeness and reasonableness of the returned CMRTs and then uploaded those CMRTs into the iPoint platform for tracking and reporting.
vii.	For those Vendors that chose to create an account with iPoint, we verified the completeness and reasonableness of their responses through the iPoint platform.
viii.	In both cases, we followed up with Vendors when we failed to receive a completed or reasonable response.
ix.	We dedicated a substantial amount of time to answering Vendors’ questions concerning Conflict Minerals, including, but not limited to, questions related to Thor’s reporting requirement, the definition of Conflict Minerals, and the proper completion of the CMRT or iPoint request, as applicable.
x.	We ran and analyzed reports from iPoint to enable us to track Vendor responses and response rates.
xi.	While certain Vendors were able to identify the countries of origin of the tin, tantalum, tungsten, and/or gold included in the products that they sell to our subsidiaries, our due diligence efforts did not result in sufficient information to conclusively determine all of the countries of origin of the tin, tantalum, tungsten and/or gold in our products. In an effort to provide as complete of a Report as we can, we have included a list of the countries of origin identified by those Vendors as Appendix I.
c.	Identify Smelters/Processors – Thor collected a list of smelters/processors that are in its subsidiaries’ supply chains by utilizing the iPoint reporting capabilities and the CFSI’s Conflict-Free Smelter Program. We have provided that list under Section IV (Product Description) below.

Step 3:	Design and implement a strategy to respond to identified risks

As part of the risk mitigation process, the iPoint platform compares the smelters/processors collected from Vendors to the conflict-free smelter lists published by the CFSI.

Step 4:	Carry out independent third-party audit of smelter/refiner's due diligence practices

Thor is relying on the iPoint platform and CFSI’s published lists to verify the conflict-free status of smelters/processors that source from Covered Countries.

Step 5:	Report annually on supply chain due diligence

Thor’s Conflict Minerals Policy is available to the public on our website, http://ir.thorindustries.com. In addition, Thor’s Conflict Minerals Report has been filed with the SEC and is available on our website, http://ir.thorindustries.com.

IV.	Product Description

As noted above, the majority of Thor’s operating subsidiaries manufacture towable and motorized recreational vehicles. Our subsidiaries’ manufacturing processes mainly consist of the assembly of units and utilize products that may include, but are not limited to, electronics, electronic components, chassis, upholstery, flooring products, wood and wood-based products, adhesives, paint, mirrors, glass, plastic, fiberglass, plumbing components, heating and cooling components, furniture, aluminum, steel, extruded polystyrene, appliances, and other similar products. Postle Operating, LLC’s offerings include aluminum extrusions, powder coating and painting services, and specialized component fabrication and utilize products that may include, but are not limited to, aluminum, paint, steel, and other similar products.

Processing Facilities – Based on our due diligence process and the information received from our Vendors, the following CFSI-compliant facilities were identified by our Vendors as the smelters and refiners of the tin, tantalum, tungsten, and/or gold present in and necessary to the functionality of products manufactured by Thor’s subsidiaries in the year ended December 31, 2016:

Smelter Name	Metal	Country
Advanced Chemical Company	Gold	USA
Aida Chemical Industries Co., Ltd.	Gold	JAPAN
Allgemeine Gold-und Silberscheideanstalt A.G.	Gold	GERMANY
Almalyk Mining and Metallurgical Complex (AMMC)	Gold	UZBEKISTAN
AngloGold Ashanti Córrego do Sítio Mineração	Gold	BRAZIL
Argor-Heraeus S.A.	Gold	SWITZERLAND
Asahi Pretec Corp.	Gold	JAPAN
Asahi Refining Canada Ltd.	Gold	CANADA
Asahi Refining USA Inc.	Gold	USA
Asaka Riken Co., Ltd.	Gold	JAPAN
Aurubis AG	Gold	GERMANY
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Gold	PHILIPPINES
Boliden AB	Gold	SWEDEN
C. Hafner GmbH + Co. KG	Gold	GERMANY
CCR Refinery - Glencore Canada Corporation	Gold	CANADA
Chimet S.p.A.	Gold	ITALY
DODUCO GmbH	Gold	GERMANY
DSC (Do Sung Corporation)	Gold	KOREA, REPUBLIC OF
Daejin Indus Co., Ltd.	Gold	KOREA, REPUBLIC OF
Eco-System Recycling Co., Ltd.	Gold	JAPAN
Elemetal Refining, LLC	Gold	USA
Heimerle + Meule GmbH	Gold	GERMANY
Heraeus Metals Hong Kong Ltd.	Gold	CHINA
Heraeus Precious Metals GmbH & Co. KG	Gold	GERMANY
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Gold	CHINA
Ishifuku Metal Industry Co., Ltd.	Gold	JAPAN
Istanbul Gold Refinery	Gold	TURKEY
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Gold	RUSSIAN FEDERATION
JSC Uralelectromed	Gold	RUSSIAN FEDERATION
JX Nippon Mining & Metals Co., Ltd.	Gold	JAPAN
Japan Mint	Gold	JAPAN
Jiangxi Copper Co., Ltd.	Gold	CHINA
Kazzinc	Gold	KAZAKHSTAN
Kennecott Utah Copper LLC	Gold	USA
Kojima Chemicals Co., Ltd.	Gold	JAPAN
Kyrgyzaltyn JSC	Gold	KYRGYZSTAN
LS-NIKKO Copper Inc.	Gold	KOREA, REPUBLIC OF
Materion	Gold	USA
Matsuda Sangyo Co., Ltd.	Gold	JAPAN
Metalor Technologies (Hong Kong) Ltd.	Gold	CHINA
Metalor Technologies (Singapore) Pte., Ltd.	Gold	SINGAPORE

Metalor Technologies S.A.	Gold	SWITZERLAND
Metalor USA Refining Corporation	Gold	USA
Metalúrgica Met-Mex Peñoles S.A. De C.V.	Gold	Mexico
Mitsubishi Materials Corporation	Gold	JAPAN
Mitsui Mining and Smelting Co., Ltd.	Gold	JAPAN
Moscow Special Alloys Processing Plant	Gold	RUSSIAN FEDERATION
Nadir Metal Rafineri San. Ve Tic. A.Ş.	Gold	TURKEY
Nihon Material Co., Ltd.	Gold	JAPAN
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Gold	RUSSIAN FEDERATION
OJSC Novosibirsk Refinery	Gold	RUSSIAN FEDERATION
Ohura Precious Metal Industry Co., Ltd.	Gold	JAPAN
PAMP S.A.	Gold	SWITZERLAND
PT Aneka Tambang (Persero) Tbk	Gold	INDONESIA
PX Précinox S.A.	Gold	SWITZERLAND
Prioksky Plant of Non-Ferrous Metals	Gold	RUSSIAN FEDERATION
Rand Refinery (Pty) Ltd.	Gold	SOUTH AFRICA
Republic Metals Corporation	Gold	USA
Royal Canadian Mint	Gold	CANADA
SEMPSA Joyería Platería S.A.	Gold	SPAIN
SOE Shyolkovsky Factory of Secondary Precious Metals	Gold	RUSSIAN FEDERATION
Samduck Precious Metals	Gold	KOREA, REPUBLIC OF
Schone Edelmetaal B.V.	Gold	NETHERLANDS
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Gold	CHINA
Sichuan Tianze Precious Metals Co., Ltd.	Gold	CHINA
Solar Applied Materials Technology Corp.	Gold	TAIWAN
Sumitomo Metal Mining Co., Ltd.	Gold	JAPAN
Tanaka Kikinzoku Kogyo K.K.	Gold	JAPAN
The Refinery of Shandong Gold Mining Co., Ltd.	Gold	CHINA
Tokuriki Honten Co., Ltd.	Gold	JAPAN
Torecom	Gold	KOREA, REPUBLIC OF
Umicore Brasil Ltda.	Gold	BRAZIL
Umicore Precious Metals Thailand	Gold	THAILAND
Umicore S.A. Business Unit Precious Metals Refining	Gold	BELGIUM
United Precious Metal Refining, Inc.	Gold	USA
Valcambi S.A.	Gold	SWITZERLAND
Western Australian Mint trading as The Perth Mint	Gold	AUSTRALIA
Yamamoto Precious Metal Co., Ltd.	Gold	JAPAN
Yokohama Metal Co., Ltd.	Gold	JAPAN
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Gold	CHINA
Zijin Mining Group Co., Ltd. Gold Refinery	Gold	CHINA
AU Traders and Refiners	Gold	SOUTH AFRICA
Al Etihad Gold LLC	Gold	USA
Dowa	Gold	JAPAN

Emirates Gold DMCC	Gold	UNITED ARAB EMIRATES
Korea Zinc Co., Ltd.	Gold	KOREA, REPUBLIC OF
MMTC-PAMP India Pvt., Ltd.	Gold	INDIA
Metalor Technologies (Suzhou) Ltd.	Gold	CHINA
SAXONIA Edelmetalle GmbH	Gold	GERMANY
Singway Technology Co., Ltd.	Gold	TAIWAN
T.C.A S.p.A	Gold	ITALY
WIELAND Edelmetalle GmbH	Gold	GERMANY
Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Gold	AUSTRIA
Changsha South Tantalum Niobium Co., Ltd.	Tantalum	CHINA
Conghua Tantalum and Niobium Smeltry	Tantalum	CHINA
D Block Metals, LLC	Tantalum	USA
Duoluoshan	Tantalum	CHINA
Exotech Inc.	Tantalum	USA
F&X Electro-Materials Ltd.	Tantalum	CHINA
FIR Metals & Resource Ltd.	Tantalum	CHINA
Global Advanced Metals Aizu	Tantalum	JAPAN
Global Advanced Metals Boyertown	Tantalum	USA
Guangdong Zhiyuan New Material Co., Ltd.	Tantalum	CHINA
H.C. Starck Co., Ltd.	Tantalum	THAILAND
H.C. Starck Hermsdorf GmbH	Tantalum	GERMANY
H.C. Starck Inc.	Tantalum	USA
H.C. Starck Ltd.	Tantalum	JAPAN
H.C. Starck Smelting GmbH & Co. KG	Tantalum	GERMANY
H.C. Starck Tantalum and Niobium GmbH	Tantalum	GERMANY
Hengyang King Xing Lifeng New Materials Co., Ltd.	Tantalum	CHINA
Hi-Temp Specialty Metals, Inc.	Tantalum	USA
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Tantalum	CHINA
Jiangxi Tuohong New Raw Material	Tantalum	CHINA
JiuJiang JinXin Nonferrous Metals Co., Ltd.	Tantalum	CHINA
Jiujiang Nonferrous Metals Smelting Company Limited	Tantalum	CHINA
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Tantalum	CHINA
KEMET Blue Metals	Tantalum	MEXICO
KEMET Blue Powder	Tantalum	USA
King-Tan Tantalum Industry Ltd.	Tantalum	CHINA
LSM Brasil S.A.	Tantalum	BRAZIL
Metallurgical Products India Pvt., Ltd.	Tantalum	INDIA
Mineração Taboca S.A.	Tantalum	BRAZIL
Mitsui Mining and Smelting Co., Ltd.	Tantalum	JAPAN
Molycorp Silmet A.S.	Tantalum	ESTONIA
Ningxia Orient Tantalum Industry Co., Ltd.	Tantalum	CHINA
Power Resources Ltd.	Tantalum	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF

QuantumClean	Tantalum	USA
Resind Indústria e Comércio Ltda.	Tantalum	BRAZIL
Solikamsk Magnesium Works OAO	Tantalum	RUSSIAN FEDERATION
Taki Chemical Co., Ltd.	Tantalum	JAPAN
Telex Metals	Tantalum	USA
Tranzact, Inc.	Tantalum	USA
Ulba Metallurgical Plant JSC	Tantalum	KAZAKHSTAN
XinXing HaoRong Electronic Material Co., Ltd.	Tantalum	CHINA
Yanling Jincheng Tantalum Co., Ltd.	Tantalum	CHINA
Yichun Jin Yang Rare Metal Co., Ltd.	Tantalum	CHINA
Zhuzhou Cemented Carbide Group Co., Ltd.	Tantalum	CHINA
Alpha	Tin	USA
CV Gita Pesona	Tin	INDONESIA
CV Serumpun Sebalai	Tin	INDONESIA
CV United Smelting	Tin	INDONESIA
CV Venus Inti Perkasa	Tin	INDONESIA
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Tin	CHINA
China Tin Group Co., Ltd.	Tin	CHINA
Cooperativa Metalurgica de Rondônia Ltda.	Tin	BRAZIL
Dowa	Tin	JAPAN
EM Vinto	Tin	BOLIVIA
Fenix Metals	Tin	POLAND
Gejiu Non-Ferrous Metal Processing Co., Ltd.	Tin	CHINA
Jiangxi Ketai Advanced Material Co., Ltd.	Tin	CHINA
Magnu's Minerais Metais e Ligas Ltda.	Tin	BRAZIL
Malaysia Smelting Corporation (MSC)	Tin	MALAYSIA
Melt Metais e Ligas S.A.	Tin	BRAZIL
Metallo-Chimique N.V.	Tin	BELGIUM
Mineração Taboca S.A.	Tin	BRAZIL
Minsur	Tin	PERU
Mitsubishi Materials Corporation	Tin	JAPAN
O.M. Manufacturing (Thailand) Co., Ltd.	Tin	THAILAND
O.M. Manufacturing Philippines, Inc.	Tin	PHILIPPINES
Operaciones Metalurgical S.A.	Tin	BOLIVIA
PT Aries Kencana Sejahtera	Tin	INDONESIA
PT Artha Cipta Langgeng	Tin	INDONESIA
PT Babel Inti Perkasa	Tin	INDONESIA
PT Bangka Tin Industry	Tin	INDONESIA
PT Belitung Industri Sejahtera	Tin	INDONESIA
PT Bukit Timah	Tin	INDONESIA
PT DS Jaya Abadi	Tin	INDONESIA
PT Eunindo Usaha Mandiri	Tin	INDONESIA
PT Inti Stania Prima	Tin	INDONESIA

PT Karimun Mining	Tin	INDONESIA
PT Mitra Stania Prima	Tin	INDONESIA
PT Panca Mega Persada	Tin	INDONESIA
PT Prima Timah Utama	Tin	INDONESIA
PT Refined Bangka Tin	Tin	INDONESIA
PT Sariwiguna Binasentosa	Tin	INDONESIA
PT Stanindo Inti Perkasa	Tin	INDONESIA
PT Sumber Jaya Indah	Tin	INDONESIA
PT Timah (Persero) Tbk Kundur	Tin	INDONESIA
PT Timah (Persero) Tbk Mentok	Tin	INDONESIA
PT Tinindo Inter Nusa	Tin	INDONESIA
PT Tommy Utama	Tin	INDONESIA
Rui Da Hung	Tin	TAIWAN
Soft Metais Ltda.	Tin	BRAZIL
Thaisarco	Tin	THAILAND
White Solder Metalurgia e Mineração Ltda.	Tin	BRAZIL
Yunnan Tin Company Limited	Tin	CHINA
Gejiu Jinye Mineral Company	Tin	CHINA
CV Ayi Jaya	Tin	INDONESIA
CV Dua Sekawan	Tin	INDONESIA
CV Tiga Sekawan	Tin	INDONESIA
Elmet S.L.U.	Tin	SPAIN
Gejiu Fengming Metallurgy Chemical Plant	Tin	CHINA
Guanyang Guida Nonferrous Metal Smelting Plant	Tin	CHINA
HuiChang Hill Tin Industry Co., Ltd.	Tin	CHINA
Metallic Resources, Inc.	Tin	USA
PT ATD Makmur Mandiri Jaya	Tin	INDONESIA
PT Bangka Prima Tin	Tin	INDONESIA
PT Cipta Persada Mulia	Tin	INDONESIA
PT Kijang Jaya Mandiri	Tin	INDONESIA
PT Lautan Harmonis Sejahtera	Tin	INDONESIA
PT Menara Cipta Mulia	Tin	INDONESIA
PT O.M. Indonesia	Tin	INDONESIA
PT Sukses Inti Makmur	Tin	INDONESIA
PT Wahana Perkit Jaya	Tin	INDONESIA
Resind Indústria e Comércio Ltda.	Tin	BRAZIL
VQB Mineral and Trading Group JSC	Tin	VIET NAM
Ganzhou Seadragon W & Mo Co., Ltd.	Tungsten	CHINA
Guangdong Xianglu Tungsten Co., Ltd.	Tungsten	CHINA
A.L.M.T. TUNGSTEN Corp.	Tungsten	JAPAN
Asia Tungsten Products Vietnam Ltd.	Tungsten	VIET NAM
Chenzhou Diamond Tungsten Products Co., Ltd.	Tungsten	CHINA
Chongyi Zhangyuan Tungsten Co., Ltd.	Tungsten	CHINA

Fujian Jinxin Tungsten Co., Ltd.	Tungsten	CHINA
Ganzhou Huaxing Tungsten Products Co., Ltd.	Tungsten	CHINA
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Tungsten	CHINA
Global Tungsten & Powders Corp.	Tungsten	USA
H.C. Starck Smelting GmbH & Co. KG	Tungsten	GERMANY
H.C. Starck Tungsten GmbH	Tungsten	GERMANY
Hunan Chenzhou Mining Co., Ltd.	Tungsten	CHINA
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Tungsten	CHINA
Hunan Chunchang Nonferrous Metals Co., Ltd.	Tungsten	CHINA
Hydrometallurg, JSC	Tungsten	RUSSIAN FEDERATION
Japan New Metals Co., Ltd.	Tungsten	JAPAN
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Tungsten	CHINA
Jiangxi Gan Bei Tungsten Co., Ltd.	Tungsten	CHINA
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Tungsten	CHINA
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Tungsten	CHINA
Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	Tungsten	CHINA
Jiangxi Yaosheng Tungsten Co., Ltd.	Tungsten	CHINA
Kennametal Fallon	Tungsten	USA
Kennametal Huntsville	Tungsten	USA
Malipo Haiyu Tungsten Co., Ltd.	Tungsten	CHINA
Moliren Ltd	Tungsten	RUSSIAN FEDERATION
Niagara Refining LLC	Tungsten	USA
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Tungsten	VIET NAM
Philippine Chuangxin Industrial Co., Inc.	Tungsten	PHILIPPINES
South-East Nonferrous Metal Company Limited of Hengyang City	Tungsten	CHINA
Tejing (Vietnam) Tungsten Co., Ltd.	Tungsten	VIET NAM
Unecha Refractory metals plant	Tungsten	RUSSIAN FEDERATION
Vietnam Youngsun Tungsten Industry Co., Ltd.	Tungsten	VIET NAM
Wolfram Bergbau und Hütten AG	Tungsten	AUSTRIA
Woltech Korea Co., Ltd.	Tungsten	KOREA, REPUBLIC OF
Xiamen Tungsten (H.C.) Co., Ltd.	Tungsten	CHINA
Xiamen Tungsten Co., Ltd.	Tungsten	CHINA
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Tungsten	CHINA
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Tungsten	CHINA

V.	Steps to Improve Due Diligence

We will continue to communicate our expectations and information requirements to our Vendors. We will also continue to monitor changes in circumstances that may impact the facts or our determination. Over time, we anticipate that the amount of information available globally on the traceability and sourcing of these ores will increase and improve our knowledge. We will continue to make inquiries to our Vendors and undertake additional risk assessments when potentially relevant changes in facts or circumstances are identified. If we become aware of a Vendor that needs improvement in its due diligence process, we intend to continue the trade relationship while that Vendor improves its compliance program. We expect our Vendors to take similar measures with their suppliers to ensure alignment throughout the supply chain.

In addition to those above, the Company will undertake the following steps during the next compliance period to improve the due diligence conducted and to further mitigate the risk that the necessary Conflict Minerals do not benefit armed groups, including:

•	Review and enhance the reporting platform as necessary to improve Vendors’ ability to accurately and completely respond.
•	Seek improvement in our own internal vendor identification to allow for increased proficiency in the inquiry and reporting process.
•	Consider the implementation of all feasible recommendations issued through an outside consultant with experience and expertise related to the Conflict Minerals rules and requirements.
•	Continue to create an internal database of products known to or believed to contain minerals that are possibly from conflict smelters to allow for further diligence on the suppliers of such products, if necessary.

VI.	Independent Private Sector Audit

Not required for calendar year 2016.

APPENDIX I

Countries of Origin

The information provided in this Appendix is based on the information collected from Thor’s subsidiaries’ Vendors.

Angola	Guinea	Philippines
Argentina	Guyana	Poland
Armenia	Hong Kong	Portugal
Australia	Hungary	Russia
Austria	India	Rwanda
Azerbaijan	Indonesia	Saudi Arabia
Bangka	Ireland	Sierra Leone
Belarus	Israel	Singapore
Belgium	Italy	Slovakia
Bermuda	Japan	South Africa
Boliva	Jersey	South America
Brazil	Kazakhstan	South East Asia
Burkina Faso	Kenya	South Korea
Burundi	Kyrgyzstan	South Sudan
Cambodia	Laos	Spain
Canada	Liberia	Suriname
Central African Republic	Luxembourg	Sweden
Chile	Madagascar	Switzerland
China	Malaysia	Taiwan
Columbia	Mali	Tajikistan
Czech Republic	Mauritania	Tanzania
Democratic Republic of Congo	Merrimak	Thailand
Djibouti	Mexico	Turkey
Domincan Republic	Mongolia	Uganda
Ecuador	Mozambique	United Arab Emirates
Egypt	Myanmar	United Kingdom
Estonia	Namibia	United States
Ethiopia	Netherlands	Uzbekistan
Finland	Niger	Vietnam
France	Nigeria	Zambia
Germany	Papua New Guinea	Zimbabwe
Ghana	Peru

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2017	Thor Industries, Inc.

	By:	/s/ W. Todd Woelfer
	Name:	W. Todd Woelfer
	Title:	Senior Vice President, General Counsel and Corporate Secretary